content="text/html; charset=iso-8859-1"> Exhibit 24.1 YUM! Brands, Inc. Form S-8 (Long Term Incentive Plan)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, on this 18th day of September, 2003, the undersigned directors and officers of YUM! Brands, Inc. (the "Company") each constitutes and appoints Christian L. Campbell, John P. Daly and Linda J. Gregg, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 of the Company relating to the Company's issuance and sale from time to time of up to 14,600,000 shares of its Common Stock, no par value per share, pursuant to the 1999 Long Term Incentive Plan, and up to 3,500,000 shares of its Common Stock pursuant to the 401(k) Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.

/s/ David C. Novak
David C. Novak
Chairman of the Board, Chief Executive Officer
and President
(Principal Executive Officer)

/s/ Andrall E. Pearson
Andrall E. Pearson
Founding Chairman

/s/ David J. Deno
David J. Deno
Chief Financial Officer
(Principal Financial Officer)

/s/ Brent A. Woodford
Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

/s/ James Dimon
James Dimon

Massimo Ferragamo

/s/ J. David Grissom
J. David Grissom

Bonnie G. Hill

/s/ Robert Holland, Jr.
Robert Holland, Jr.

/s/ Sidney Kohl
Sidney Kohl

/s/ Kenneth G. Langone
Kenneth G. Langone

/s/ Thomas M. Ryan
Thomas M. Ryan

/s/ Jackie Trujillo
Jackie Trujillo

Robert J. Ulrich